QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

        The certification set forth below is being submitted in connection with the annual report of Epocrates, Inc. (the "Company") on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

        Rosemary A. Crane, the Chief Executive Officer and Patrick D. Spangler, the Chief Financial Officer of the Company, each certifies that, to the best of his or her knowledge:

  1.
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

  2.
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 31, 2011

/s/ ROSEMARY A. CRANE
Name: Rosemary A. Crane
Chief Executive Officer
/s/ PATRICK D. SPANGLER
Name: Patrick D. Spangler
Chief Financial Officer

QuickLinks

  Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002